SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTIONS 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                                    April 15, 2002

Advanstar Communications Inc.

(Exact name of registrant as specified in its charter)

New York	333-57201	59-2757389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

545 Boylston Street, Boston, Massachusetts		02116
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 267-6500

Item 5.  Other Events and Regulation FD Disclosure

On March 28, 2003, the Company amended its existing credit facility, effective as of April 15, 2003.  This amendment amends certain provisions of the credit facility, including the applicable margin and the leverage ratio under the credit facility.  A copy of this amendment is filed herewith as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits

C.  Exhibits

Exhibit No.	Document

99.1	Second amendment to Credit Agreement, dated as of March 28, 2003. *

*                 Filed herewith

SIGNATURES

Pursuant to the requirements of the Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANSTAR COMMUNICATIONS INC.

Date: April 16, 2003	By:	/s/ DAVID W. MONTGOMERY
Name: David W. Montgomery
Title: Vice President - Finance,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

99.1	Second amendment to Credit Agreement, dated as of March 28, 2003. *

*                 Filed herewith